                          EMPLOYEE RETENTION AGREEMENT


          This EMPLOYEE RETENTION AGREEMENT ("Agreement") is made and entered into as of the ___th day of _____________, 1996, by and among HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN, a mutual savings and loan association organized and operating under the federal laws of the United States and having its executive offices at 16 North Spring Street, Elgin, Illinois 60120 ("Association"); HOME BANCORP OF ELGIN, INC., a business corporation organized and existing under the laws of the State of Delaware and also having its executive offices at 16 North Spring Street, Elgin, Illinois 60120 ("Company"); and _______ __________________, an individual residing at
________________________________________ _____________ ("Officer").


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, effective as of the date of this Agreement, the Association has converted from a federal mutual savings and loan association to a federal stock savings and loan association and has become a wholly-owned subsidiary of the Company; and

          WHEREAS, the Association desires to secure for itself the continued availability of the Officer's services; and

          WHEREAS, the Association recognizes that a third party may at some time in the future pursue a Change of Control of the Association or the Company and that this possibility may result in the departure or distraction of the Association's officers; and

          WHEREAS, the Association has determined that appropriate steps should be taken to encourage the continued attention and dedication of the Association's officers, including the Officer, to their duties for the Association without the distraction that may arise from the possibility of a Change of Control of the Association or the Company; and

          WHEREAS, the Association believes that, by assuring certain officers, including the Officer, of reasonable financial security in the event of a Change of Control of the Association or the Company, such officers will be in a position to perform their duties free from financial self interest and in the best interests of the Association and its shareholders; and

          WHEREAS, for purposes of securing the Officer's services for the Association, the Board of Directors of the Association ("Board") has authorized the proper officers of the Association to enter into an employee retention agreement with the Officer on the terms and conditions set forth herein; and

          WHEREAS, the Board of Directors of the Company has authorized the Company to guarantee the Association's obligations under such an employee retention agreement; and

          WHEREAS, the Officer is willing to make the Officer's services available to the Association on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Association, the Company and the Officer hereby agree as follows:


          SECTION 1.  EFFECTIVE DATE.
                      --------------

          (a) This Agreement shall be effective as of the date first above written and shall remain in effect during the term of this Agreement which shall be for a period of three (3) years commencing on the date of this Agreement, plus such extensions as are provided pursuant to section 1(b); provided, however, that if the term of this Agreement has not otherwise terminated, the term of this Agreement will terminate on the date of the Officer's termination of employment with the Association; and provided, further, that the obligations under section 8 of this Agreement shall survive the term of this Agreement if payments become due hereunder.

          (b) Prior to each anniversary date of this Agreement, the Board shall consider the advisability of an extension of the term in light of the circumstances then prevailing and may, in its discretion, approve an extension to take effect as of the upcoming anniversary date. If an extension is approved, the term of this Agreement shall be extended so that it will expire three (3) years after such anniversary date.

          (c) Notwithstanding anything herein contained to the contrary: (i) the Officer's employment with the Association may be terminated at any time, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of the Officer's employment following the expiration of the Assurance Period upon such terms and conditions as the Association and the Officer may mutually agree upon.

          SECTION 2.  ASSURANCE PERIOD.
                      ----------------

          (a) The assurance period ("Assurance Period") shall be for a period commencing on the date of a Change of Control, as defined in section 10 of this Agreement, and ending on the _______ (____) anniversary of the date on which the Assurance Period commences, plus such extensions as are provided pursuant to the following sentence. The Assurance Period shall be automatically extended for one (1) additional day each day, unless either the Association or the Officer elects not to extend the Assurance Period further by giving written notice to the other party, in which case the Assurance Period shall become fixed and shall end on the _______ (____) anniversary of the date on which such written notice is given; provided, however, that if, following a Change of Control, the Office of Thrift Supervision (or its successor) is the Association's primary federal regulator, the Agreement shall be subject to extension not more frequently than annually and only upon review and approval of the Board.

          (b) Upon termination of the Officer's employment with the Association, any daily extensions provided pursuant to the preceding sentence, if not theretofore discontinued, shall cease and the remaining unexpired Assurance Period under this Agreement shall be a fixed period ending on the later of the _______ (____) anniversary of the date of the Change of Control, as defined in section 10 of this Agreement, or the ______ anniversary of the date on which the daily extensions were discontinued.

          SECTION 3.  DUTIES.
                      ------

          During the period of the Officer's employment that falls within the Assurance Period, the Officer shall: (a) except to the extent allowed under section 6 of this Agreement, devote his full business time and attention (other than during weekends, holidays, vacation periods, and periods of illness, disability or approved leave of absence) to the business and affairs of the Association and use his best efforts to advance the Association's interests; (b) serve in the position to which the Officer is appointed by the Association, which, during the Assurance Period, shall be the position that the Officer held on the day before the Assurance Period commenced or any higher office at the Association to which he may subsequently be appointed; and (c) subject to the direction of the Board and the By-laws of the Association, have such functions, duties, responsibilities and authority commonly associated with such position.

          SECTION 4.  COMPENSATION.
                      ------------

          In consideration for the services rendered by the Officer during the Assurance Period, the Association shall pay to the Officer during the Assurance Period a salary at an annual rate equal to the greater of:

          (a) the annual rate of salary in effect for the Officer on the day before the Assurance Period commenced; or

          (b) such higher annual rate as may be prescribed by or under the authority of the Board;

provided, however, that in no event shall the Officer's annual rate of salary under this Agreement in effect at a particular time during the Assurance Period be reduced without the Officer's prior written consent. The annual salary payable under this section 4 shall be subject to review at least once annually and shall be paid in approximately equal installments in accordance with the Association's customary payroll practices. Nothing in this section 4 shall be deemed to prevent the Officer from receiving additional compensation other than salary for his services to the Association, or additional compensation for his services to the Company, upon such terms and conditions as may be prescribed by or under the authority of the Board or the Board of Directors of the Company.

          SECTION 5.  EMPLOYEE BENEFIT PLANS AND PROGRAMS.
                      -----------------------------------


          Except as otherwise provided in this Agreement, the Officer shall, during the Assurance Period, be treated as an employee of the Association and be eligible to participate in and receive benefits under group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and such other employee benefit plans and programs, including, but not limited to, any incentive compensation plans or programs (whether or not employee benefit plans or programs), any stock option and appreciation rights plan, employee stock ownership plan and restricted stock plan, as may from time to time be maintained by, or cover employees of, the Association, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and with the Association's customary practices.

          SECTION 6.  BOARD MEMBERSHIPS.
                      -----------------

          The Officer may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld), and he may engage in personal business and investment activities for his own account; provided, however, that such service and personal business and investment activities shall not materially interfere with the performance of his duties under this Agreement.

          SECTION 7.  WORKING FACILITIES AND EXPENSES.
                      --------------------------------

          During the Assurance Period, the Officer's principal place of employment shall be at the Association's executive offices at the address first above written, or at such other location within [_____________] County at which the Association shall maintain its principal executive offices, or at such other location as the Association and the Officer may mutually agree upon. The Association shall provide the Officer, at his principal place of employment, with a private office, stenographic services and other support services and facilities suitable to his position with the Association and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Association shall reimburse the Officer for his ordinary and necessary business expenses, including, without limitation, the Officer's travel and entertainment expenses, incurred in connection with the performance of the Officer's duties under this Agreement, upon presentation to the Association of an itemized account of such expenses in such form as the Association may reasonably require.

          SECTION 8.  TERMINATION OF EMPLOYMENT WITH ASSOCIATION LIABILITY.
                      -----------------------------------------------------

          (a) In the event that the Officer's employment with the Association shall terminate during the Assurance Period, or prior to the commencement of the Assurance Period but within three (3) months of and in connection with a Change of Control as defined in section 10 of this Agreement, on account of:

          (i) The Officer's voluntary resignation from employment with the Association within ninety (90) days following:

               (A) the failure of the Association's Board to appoint or re-appoint or elect or re-elect the Officer to serve in the same position in which the Officer was serving on the day before the Assurance Period commenced, or a more senior office;

               (B) the failure of the stockholders of the Company to elect or re-elect the Officer as a member of the Board, if he was a member of the Board on the day before the Assurance Period commenced;

               (C) the expiration of a thirty (30) day period following the date on which the Officer gives written notice to the Association of its material failure, whether by amendment of the Association's Organization Certificate or By-laws, action of the Board or the Company's stockholders or otherwise, to vest in the Officer the functions, duties, or responsibilities vested in the Officer on the day before the Assurance Period commenced (or the functions, duties and responsibilities of a more senior office to which the Officer may be appointed), unless during such thirty (30) day period, the Association fully cures such failure;

               (D) the failure of the Association to cure a material breach of this Agreement by the Association, within thirty (30) days following written notice from the Officer of such material breach;

               (E) a reduction in the compensation provided to the Officer, or a material reduction in the benefits provided to the Officer under the Association's program of employee benefits, other than in connection with an across-the-board reduction in compensation and benefits uniformly applied to all employees of the Association and all subsidiaries and affiliates of the Association, compared with the compensation and benefits that were provided to the Officer on the day before the Assurance Period commenced;


               (F) a change in the Officer's principal place of employment that would result in a one-way commuting in excess of thirty (30) miles; or


          (ii) the discharge of the Officer by the Association for any reason other than for "cause" as provided in section 9(a);

then, subject to section 21, the Association shall provide the benefits and pay to the Officer the amounts provided for under section 8(b) of this Agreement; provided, however, that if benefits or payments become due hereunder as a result of the Officer's termination of employment prior to the commencement of the Assurance Period, the benefits and payments provided for under section 8(b) of this Agreement shall be determined as though the Officer had remained in the service of the Association (upon the terms and conditions in effect at the time of his actual termination of service) and had not terminated employment with the Association until the date on which the Officer's Assurance Period would have commenced.

          (b) Upon the termination of the Officer's employment with the Association under circumstances described in section 8(a) of this Agreement, the Association shall pay and provide to the Officer (or, in the event of the Officer's death, to the Officer's estate):

          (i) the Officer's earned but unpaid compensation (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for under this section 8(b)) as of the date of the termination of the Officer's employment with the Association, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

          (ii) the benefits, if any, to which the Officer is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Association's officers and employees;

          (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 8(b)(ii) and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Officer, for the remaining unexpired Assurance Period, coverage equivalent to the coverage to which the Officer would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater) if the Officer had continued working for the Association during the remaining unexpired Assurance Period at the highest annual rate of compensation achieved during the Officer's period of actual employment with the Association;

          (iv) within thirty (30) days following the Officer's termination of employment with the Association, a lump sum payment, in an amount equal to the present value of the salary that the Officer would have earned if the Officer had continued working for the Association during the remaining unexpired Assurance Period at the highest annual rate of salary achieved during the Officer's period of actual employment with the Association, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of

     1986 ("Code"), compounded using the compounding periods corresponding to the Association's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

          (v) within thirty (30) days following the Officer's termination of employment with the Association, a lump sum payment in an amount equal to the excess, if any, of:


               (A) the present value of the aggregate benefits to which the Officer would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Association if the Officer were 100% vested thereunder and had continued working for the Association during the remaining unexpired Assurance Period such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the remaining unexpired Assurance Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 8(b)(i); and

               (B) the present value of the benefits to which the Officer is actually entitled under such defined benefit pension plans as of the date of his termination;


     where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Officer's termination of employment occurs ("Applicable PBGC Rate"); and


          (vi) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Company, as if he were 100% vested thereunder and had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate.

The Association and the Officer hereby stipulate that the damages which may be incurred by the Officer following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 8(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Officer's efforts, if any, to mitigate damages.

          SECTION 9.  TERMINATION WITHOUT ADDITIONAL ASSOCIATION LIABILITY.
                      ----------------------------------------------------

          In the event that the Officer's employment with the Association shall terminate during the Assurance Period on account of:

          (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that the Executive shall not be deemed to have been discharged for cause unless and until the following procedures shall have been followed:

               (i) the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose calling for the Executive's termination for cause and setting forth the purported grounds for such termination ("Proposed Termination Resolution");

               (ii) as soon as practicable, and in any event within five (5) days, after adoption of such resolution, the Board shall furnish to the Executive a written notice of termination which shall be accompanied by a certified copy of the Proposed Termination Resolution ("Notice of Proposed Termination");

               (iii) the Executive shall be afforded a reasonable opportunity to to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds set forth in the Proposed Termination Resolution at one or more meetings of the Board to be held no sooner than fifteen
          (15) days and no later than thirty (30) after the Executive's receipt of the Proposed Termination Notice ("Termination Hearings"); and

               (iv) within ten (10) days following the end of the Termination Hearings, the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (A) finding that in the good faith opinion of the Board the grounds for termination set forth in the Proposed Termination Resolution exist and (B) terminating the Executive's employment ("Termination Resolution"); and

               (v) as promptly as practicable, and in any event within one (1) business day after adoption of the Termination Resolution, the Board shall furnish to the Exective written notice of termination, which notice shall include a copy of the Termination Resolution and specify an effective date of termination that is not later than the date on which such notice is given;

          (b) the Officer's voluntary resignation from employment with the Association for reasons other than those specified in section 8(a)(i); or

          (c)  the Officer's death; or

          (d) a determination that the Officer is eligible for long-term disability benefits under the Association's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Association shall have no further obligations under this Agreement, other than the payment to the Officer (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which the Officer is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Association.

          SECTION 10.    CHANGE OF CONTROL.
                         -----------------

          (a) A Change of Control of the Association ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:


          (i) approval by the stockholders of the Association of a transaction that would result and does result in the reorganization, merger or consolidation of the Association, respectively, with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Association; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Association;

          (ii) the acquisition of substantially all of the assets of the Association or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Association entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Association of any transaction which would result in an acquisition; or

          (iii) a complete liquidation or dissolution of the Association, or approval by the stockholders of the Association of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, at least fifty percent (50%) of the members of the Board do not belong to any of the following groups:

               (A) individuals who were members of the Board on the date of this Agreement; or

               (B) individuals who first became members of the Board after the date of this Agreement either:

                    (1) upon election to serve as a member of the Board by
               affirmative vote of three-quarters (3/4) of the members of such Board, or a nominating committee thereof, in office at the time of such first election; or

                    (2) upon election by the stockholders of the Board to serve as a member of the Board, but only if nominated for election by affirmative vote of three-quarters (3/4) of the members of the Board, or of a nominating committee thereof, in office at this time of such first nomination;

  provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange
  Act) other than by or on behalf of the Board of the Association;

          (v) any event which would be described in section 10(a)(i), (ii),
     (iii) or (iv) if the term "Company" were substituted for the term "Association" therein.

          (b) In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Association or any subsidiary of either of them, by the Company, the Association or any subsidiary of either of them, or by any employee benefit plan maintained by any of them.

          SECTION 11.    NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.
                         -----------------------------------------------

          The termination of the Officer's employment during the Assurance Period or thereafter, whether by the Association or by the Officer, shall have no effect on the rights and obligations of the parties hereto under the Association's Pension Plan, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs (whether or not employee benefit plans or programs) and any defined contribution plan, employee stock ownership plan, stock option and appreciation rights plan, and restricted stock plan, as may be maintained by, or cover employees of, the Association from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Officer to which the Association or the Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

          SECTION 12.    SUCCESSORS AND ASSIGNS.
                         ----------------------

          This Agreement will inure to the benefit of and be binding upon the Officer, his legal representatives and testate or intestate distributees, and the Association and the Company, their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Association or the Company may be sold or otherwise transferred.

          SECTION 13.    NOTICES.
                         -------

          Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

          If to the Officer:

               __________________
               __________________
               __________________


          If to the Association:

               Home Federal Savings and Loan Association
               16 North Spring Street
               Elgin, Illinois  60120

               Attention:  Corporate Secretary
                           -------------------


          with a copy to:

               Thacher Proffitt & Wood
               Two World Trade Center
               New York, New York 10048

               Attention:  W. Edward Bright, Esq.
                           ----------------------


          If to the Company:

               Home Bancorp of Elgin, Inc.
               16 North Spring Street
               Elgin, Illinois  60120

               Attention:  Board of Directors
                           ------------------
          with a copy to:

               Thacher Proffitt & Wood
               Two World Trade Center
               New York, New York 10048

               Attention:  W. Edward Bright, Esq.
                           ----------------------

          SECTION 14.  INDEMNIFICATION AND ATTORNEYS' FEES.
                       -----------------------------------

          The Association shall indemnify, hold harmless and defend the Officer against reasonable costs, including legal fees, incurred by the Officer in connection with or arising out of any action, suit or proceeding in which the Officer may be involved, as a result of the Officer's efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Officer shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Association's obligations hereunder shall be conclusive evidence of the Officer's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

          SECTION 15.    SEVERABILITY.
                         ------------

          A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

          SECTION 16.    WAIVER.
                         ------

          Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

          SECTION 17.    COUNTERPARTS.
                         ------------

          This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

          SECTION 18.    GOVERNING LAW.
                         -------------

          This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States, and in the absence of controlling federal law, the laws of the State of Illinois, without reference to conflicts of law principles.

          SECTION 19.    HEADINGS AND CONSTRUCTION.
                         -------------------------

          The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

          SECTION 20.  ENTIRE AGREEMENT; MODIFICATIONS.
                       -------------------------------

          This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          SECTION 21.    REQUIRED REGULATORY PROVISIONS.
                         ------------------------------

          The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Association:


          (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Officer under section 8(b) hereof (exclusive of amounts described in section 8(b)(i)) exceed the three times the Officer's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Association (or for his entire period of employment with the Association if less than five calendar years).

          (b) Notwithstanding anything herein contained to the contrary, any payments to the Officer by the Association, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. (S)1828(k), and any regulations promulgated thereunder.

          (c) Notwithstanding anything herein contained to the contrary, if the Officer is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Association pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C.
     (S)1818(e)(3) or 1818(g)(1), the Association's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Association, in its discretion, may (i) pay to the Officer all or part of the compensation withheld while the Association's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

          (d) Notwithstanding anything herein contained to the contrary, if the Officer is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. (S)1818(e)(4) or (g)(1), all
     prospective obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Association and the Officer shall not be affected.

          (e) Notwithstanding anything herein contained to the contrary, if the Association is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. (S)1813(x)(1), all prospective obligations of the Association under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Association and the Officer shall not be affected.

          (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Association hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the Office of Thrift Supervision ("OTS") or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in section 13(c) of the FDI Act, 12 U.S.C.
     (S)1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Association or when the Association is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

          SECTION 22.    GUARANTY.
                         --------

          The Company hereby irrevocably and unconditionally guarantees to the Officer the payment of all amounts, and the performance of all other obligations, due from the Association in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

          IN WITNESS WHEREOF, the Association and the Company have caused this Agreement to be executed and the Officer has hereunto set his hand, all as of the day and year first above written.


                                                 -----------------------------
                                                            [Officer]


ATTEST:                                          HOME FEDERAL SAVINGS AND LOAN
                                                  ASSOCIATION OF ELGIN


By
  ------------------------
      Secretary                                  By
                                                   ---------------------------
                                                     Name:
[Seal]                                               Title:


ATTEST:                                          HOME BANCORP OF ELGIN, INC.


By
  ------------------------
    Secretary                                    By
                                                   ---------------------------
                                                     Name:
[Seal]                                               Title:

STATE OF ILLINOIS        )
                         : ss.:
COUNTY OF                )

          On this _____ day of _____________, 19__, before me personally came Valerie Wilson, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.


                                                 -----------------------------
                                                          Notary Public


STATE OF ILLINOIS        )
                         : ss.:
COUNTY OF                )

          On this _____ day of __________________, 19__, before me personally came ______ _______________, to me known, who, being by me duly sworn, did depose and say that he resides at ______________________________________________, that he is a member of the Board of Directors of Home Federal Savings and Loan Association of Elgin, the savings association described in and which executed the foregoing instrument; that he knows the seal of said savings association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said savings association; and that he signed his name thereto by like authority.


                                                 ------------------------------
                                                          Notary Public


STATE OF ILLINOIS        )
                         : ss.:
COUNTY OF                )

          On this ____ day of _________________, 19__, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he resides at __________ _________________________________, that he is a member of the Board of Directors of Home Bancorp of Elgin, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                                 ------------------------------
                                                          Notary Public